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                                                                  EXHIBIT 10.2


                            WRITTEN DESCRIPTION OF
                                  AGREEMENT
                     BETWEEN EMPLOYEE BENEFIT PLANS, INC.
                             AND TIMOTHY W. KUCK
         (prepared pursuant to Regulation S-K, Item 601(10)(iii)(A))




    Effective May 12, 1995, Employee Benefit Plans, Inc. ("EBP") approved a verbal agreement ("Agreement") between EBP and Timothy W. Kuck to continue his employment through the closing of a merger between EBP and a wholly-owned subsidiary of First Financial Management Corporation (the "Merger"), and to facilitate the transition of operations after the Merger. Under the Agreement, if Mr. Kuck is employed by the surviving corporation in the Merger for the 180-day period beginning on the closing of the Merger, Mr. Kuck will receive a bonus of up to $250,000.